            CHANGE OF RESIDENT AGENT AND ADDRESS AND PRINCIPAL OFFICE

                                       OF

                            SCHAFER VALUE FUND, INC.

APPROVED AND RECEIVED FOR RECORD BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND JANUARY 28, 1993 AT 2:35 O'CLOCK P.M. AS IN CONFORMITY WITH LAW AND ORDERED RECORDED.

                               ---------------

                                                RECORDING                                  SPECIAL
_______________                                 FEE PAID:                                 FEE PAID:

$                                               $ 10.00                                    $
-------                                         -------                                    -------


                                 ______________
                                    D1983892

TO THE CLERK OF THE COURT OF BALTIMORE CITY

          IT IS HEREBY CERTIFIED, THAT THE WITHIN INSTRUMENT, TOGETHER WITH ALL ENDORSEMENTS THEREON, HAS BEEN RECEIVED, APPROVED AND RECORDED BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND

                                                     RETURN TO:
                                                     WEINBERG & GREEN
                                                     ATTN:  ANDREA BARP
                                                     100 SOUTH CHARLES STREET
                                                     BALTIMORE, MD  21201

                            SCHAFER VALUE FUND, INC.

                            CERTIFICATE OF SECRETARY

          The undersigned, Secretary of Schafer Value Fund, Inc., a Maryland corporation (the "Corporation"), hereby certifies that the following is a true and complete copy of resolutions duly adopted by the board of directors of the Corporation on February 6, 1992, and that these resolutions are in full force and effect on the date hereof:

                    "RESOLVED: That the name and address of the resident agent of the Corporation have hereby changed as follows:

                    Old:             United States Corporation Company
                                     1123 North Eutaw Street
                                     Baltimore, Maryland  21201

                    New:             James J. Hanks, Jr.
                                     c/o Weinberg and Green
                                     100 South Charles Street
                                     Baltimore, Maryland  21201

                    and it is,

                    "FURTHER RESOLVED: That the address of the principal office of the Corporation is hereby changed as follows:

                    Old:             1123 North Eutaw Street
                                     Baltimore, Maryland  21201

                    New:             c/o James J. Hanks, Jr.
                                     Weinberg and Green
                                     100 South Charles Street
                                     Baltimore, Maryland  21201"

                  IN WITNESS WHEREOF, I have hereunto affixed my hand as Secretary of the Corporation this 6th day of February, 1992.




                                                  /s/ BRENDAN J. SPILLANE
                                                  ______________________________
                                                  Brendan J. Spillane, Secretary